Sub-Item 77Q1(a)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                               OF AIM EQUITY FUNDS

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Equity Funds (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1.   AIM Equity Funds is now named AIM Equity Funds (Invesco Equity Funds).

     2. 2. All references to AIM Equity Funds in the Bylaws are hereby deleted and replaced with AIM Equity Funds (Invesco Equity Funds).